Exhibit 99.1

Perry Ellis International Confirms Earnings Guidance for Fiscal 2007 and Announces

It is in Final Stages of Negotiating a New Fragrance Licensing Agreement

Miami, FL – January 9th, 2007 — Perry Ellis International, Inc. (NASDAQ:PERY), announced today that it is in the final stages of negotiating a new licensing agreement to manufacture and distribute perfumery, fragrances, lotions, toiletries and cosmetics under the Perry Ellis brand.

George Feldenkreis, Chairman and Chief Executive Officer of Perry Ellis, commented: “I am pleased to announce that we are working closely with several parties to finalize a new licensing agreement for our fragrance business and the sale of related assets acquired from Parlux Fragrances, Inc. We expect these new agreements will enable Perry Ellis International to recoup significantly all of the invested capital utilized for the purchase of assets from Parlux Fragrances, Inc., and also to generate royalty income in line with industry standards.” Mr. Feldenkreis also noted that “Although we cannot further discuss details until agreements are signed, we anticipate these transactions will be accretive for fiscal 2008 and beyond.”

As for the fiscal year ending January 31, 2007, Mr. Feldenkreis further noted “Our brands are enjoying unprecedented sell-throughs across all distribution channels. We are on target for a record fourth quarter and we remain confident of achieving the higher end of our previously announced earnings target range of $1.53 – $1.60 per fully diluted share, as adjusted for the effect of the Company’s December 29, 2006 3-for-2 stock split ($2.30 to $2.40 per fully diluted share pre-stock split).”

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories, and fragrances. The company’s collection of dress and casual shirts, golf sportswear, sweaters, dress and casual pants and shorts, jeans wear, active wear and men’s and women’s swimwear is available through all major levels of retail distribution. The company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands including Perry Ellis(R), Jantzen(R), Cubavera(R), Munsingwear(R), Savane(R), Original Penguin(R), Grand Slam(R), Natural Issue(R), Pro Player(R), the Havanera Co.(R), Axis(R), Tricots St. Raphael(R), Gotcha(R), Girl Star(R) and MCD(R). The company enhances its roster of brands by licensing trademarks from third parties including Dockers(R) for outerwear, Nike(R) and JAG(R) for swimwear, and PING(R) and PGA TOUR(R) for golf apparel. Additional information on the company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “plan,” “envision,” “continue,” “intend,” “target,”

“contemplate,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to integrate acquired businesses, trademarks, tradenames and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct to consumer retail markets, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, and other factors set forth in Perry Ellis International’s filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

CONTACT: Perry Ellis International Investor Relations:

Francisco G. Hoffmann, 305-873-1365

SOURCE: Perry Ellis International